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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form SB-2 of our report dated January 18, 1999 on the balance sheets of Areohvee Online Partnership dba Musicvideo.com as of December 31, 1997 and 1998, and the related statements of operations, partners' deficiency and cash flows for the period from inception (August 1, 1997) through December 31, 1997 and the year ended December 31, 1998, which appear in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.



                                                     /s/ MOSS ADAMS LLP



Costa Mesa, California
April 16, 1999